Exhibit 10.1

 Text marked by [***] has been omitted pursuant to a request for confidential treatment and was filed separately with the Securities and Exchange Commission.

Dated the 12th day of November ,2007

GUIDING MEDIA ADVERTISING LIMITED
[CHINESE OMITTED]

and

NCN MEDIA SERVICES LIMITED

and

SHANGHAI QUO ADVERTISING COMPANY LIMITED
[CHINESE OMITTED]

__________________________________________________

AGREEMENT
__________________________________________________

THIS AGREEMENT is made on this 12th day of November 2007

BETWEEN :

1)	GUIDING MEDIA ADVERTISING LIMITED [CHINESE OMITTED] (“Guiding Media”), a company incorporated in the People’s Republic of China, of the first part,

2)	NCN MEDIA SERVICES LIMITED (“NCN”), a company incorporated in the British Virgin Islands, of the second part and,

3)	SHANGHAI QUO ADVERTISING COMPANY LIMITED (“Quo”), a company incorporated in the People’s Republic of China, of the third part.

WHEREAS:

A.
Guiding Media is desirous of granting the Agency right in respect of the Media hereinafter mentioned to Quo and requires assurance in respect of the payment of the Agency Right Fees hereinafter mentioned.

B.
Quo is an associated company of NCN and has applied to NCN for financial support in order to meet the requirements in respect of the payment of Agency Right Fees hereunder and NCN has agreed to be joined as a party to this Agreement accordingly.

C.	Guiding Media is satisfied with the arrangement for such payments in the manner hereinafter appearing.

NOW IT IS HEREBY AGREED BETWEEN THE PARTIES HERETO AS FOLLOWS:-

1.	AGENCY

In consideration of the agreements hereinafter contained Guiding Media shall grant to Quo the exclusive agency right (“Agency”) to operate 98 freestanding multimedia advertisement light boxes (“Media”) to be situated at designated locations within the International Zone of Number Three Terminal of Beijing International Airport in China (“Airport”) for a term of 36 months from 1st January, 2008 to 31st December, 2010 (“Term of Agency”)for commercial advertisements (“Advertisement Project”).  The designated locations are more particularly set out in the Schedule hereto.

2.	BUSINESS PROCEEDS

During the subsistence of the Term of Agency Quo shall be entitled to retain all the business proceeds arising from the placing of advertisements through the Media upon the punctual payment of the relevant fees for its agency right hereinafter mentioned (“Agency Right Fees”) which shall be effected by payment from NCN.

3.	AGENCY RIGHT FEES

(a)
The Agency Right Fee which shall be payable by NCN on behalf of Quo to Guiding Media under this Agreement shall be the aggregate sum of [***] for the whole Term of Agency which aggregate sum is calculated at the rate of [***] per unit of the Media per annum.

(b)	The Agency Right Fee shall be paid in three annual installments by NCN to Guiding Media in the manner and punctually on the dates hereinafter stipulated :-

(i)
a performance pledge deposit and part payment of the Agency Right Fee in the sum of [***] shall be paid by NCN to Guiding Media on or before 3rd November, 2007 which sum shall be regarded as and applied towards the part payment of the first annual installment of the Agency Right Fee upon the punctual payment of the balance of such annual installment;

(ii)
the Agency Right Fee for the First Year of the Term of Agency in the sum of [***] shall be paid by NCN to Guiding Media on or before 30th November, 2007 in which event credit shall be given to the performance pledge deposit already paid under sub-paragraph (i) hereof as part payment of such installment;

(iii)	the Agency Right Fee for the Second Year of the Term of Agency in the sum of [***] shall be paid by NCN to Guiding Media on or before 30th August, 2008; and

(iv)	the Agency Right Fee for the Third Year of the Term of Agency in the sum of [***] shall be paid by NCN to Guiding Media on or before 30th August, 2009.

(c)
In the event of any variation in the quantity of the units comprised in the Media by reason of any adjustment in the global layout of the Airport, the parties hereto shall enter into negotiation to determine the increase in the Agency Right Fees for any resulting increase in the number of units of the Media and shall accept an agreed reduction in the Agency Right Fees at the rate of [***] for each unit of the Media thereby reduced.

4.       RIGHTS & OBLIGATIONS OF GUIDING MEDIA

(a)	Guiding Media hereby undertakes to Quo and NCN and agrees to take all necessary action to ensure that throughout the subsistence of this Agreement during the Term of Agency:-

(i)	the right hereby conferred upon Quo is and will be legally enforceable and effective;

(ii)	it has and will continue to have the full and unfettered right and capacity to grant the Agency right to Quo hereunder;

(iii)	it possesses and will continue to possess all requisite licenses and approval of relevant authorities for the commercial operation of the Media as a media of advertisement;

(iv)	all the documents, papers and licenses provided by Guiding Media for the reference or consideration of Quo are authentic, legal and effective;

(v)	it has not and shall not grant any advertising right in respect of the Media to any other party; and

(vi)
all its rights and capacity which is or will be requisite for its granting of and continuing to grant the Agency right hereunder to Quo has not been and shall not be subject to any dispute by the relevant authority or be subject to any pledge, mortgage or encumbrance.

(b)
Guiding Media shall grant an exclusive Agency right to Quo in respect of the Media during the Term of Agency and shall not offer any advertising right in respect of the Media to any other party or be engaged in any marketing activity to invite, obtain or tout for advertising business from any other party.

(c)
Guiding Media shall punctually pay and discharge all requisite fees or charges payable to relevant authorities in order to secure the Agency right for the use and benefit of Quo hereunder save any except any such fee or charge which Quo is under an express obligation to pay hereunder.

(d)
Guiding Media shall liaise on behalf of Quo with all relevant authorities in connection with the Advertisement Project and any matter which arises in relation to the obligations of Guiding Media more particularly set out in this Clause 4.

5.	RIGHTS & OBLIGATIONS OF Quo

(a)	Quo (through NCN on its behalf) shall pay the Agency Right Fees stipulated hereunder punctually on or before the prescribed dates for the payment of each installment.

(b)	Quo shall be entitled to the full benefit of an exclusive Agency in respect of advertisement through the Media throughout the Term of Agency.

(c)
Quo and Guiding Media agree to work closely together to maintain a dialogue on all situations relevant to the Advertisement Project and to exchange their views and co-ordinate their efforts accordingly and to hold regular meetings for work co-ordination.

(d)	Quo (through NCN on its behalf) shall pay periodically to Guiding Media the electricity charges and screen material installation charges in respect of the Advertisement Project.

(e)
Quo shall abide by the law in its advertisement business and in particular shall not be involved in any activity which may prejudice the continual operation of the Advertisement Project through the Media.

6.	BUSINESS RELATIONSHIP

(a)
The parties hereby declare and agree that there is no business association or  relationship between the parties otherwise than their contractual relationship as stated expressly in this Agreement and each of the parties hereto are individual legal entities which has its own rights and obligations and shall not be answerable or responsible for the liabilities of the other party hereto in the event of any claim made by a third party in respect of that party’s indebtedness or liability arising in the course of its business activities.

(b)
NCN is involved as a party to this Agreement solely for the purpose of its assumption of a contractual obligation to Guiding Media to effect the relevant payments hereunder on behalf of Quo, it assumes no further obligation in relation to the Advertisement Project, the Media or the Agency and in so far as any assumption to the contrary effect may be implied from the payments to be made by NCN hereunder such assumption is hereby specifically dispelled.

7.	CONFIDENTIALITY

(a)
All information provided by one of the parties hereto to the other in the course of their negotiation for and making of this Agreement shall not be disclosed or divulged to a third party without the prior written consent of the party from whom such information originated.

(b)
Except where it is required to be disclosed under the law or the demand of any governing authority each of the parties hereto undertake to the other to maintain strict confidence on any matter or information concerning this Agreement or its implementation (other than information already in the public domain) which originates from or is provided by the other party or its business associate, agent or employee and in particular to withhold such information from the media or third parties. Disclosures of such confidential information to a party’s company director and management staff will be restricted by the extent to which it is necessary for the proper and normal operation of business activities hereunder.

(c)
All information obtained by a party to this Agreement in the course of its signing and implementation of this Agreement shall be kept confidential and shall not be disclosed or divulged without the prior written consent of the other party and even with such consent should be disclosed only for the purpose of this Agreement. In the event of the cancellation of this Agreement the relevant information shall in accordance with the wish of the other party be destroyed or returned to the other party save and except where there is a dispute between the parties and such information is being retained in connection with the dispute.

(d)
This Clause shall remain effective for a term of one calendar year after the expiration or sooner determination of this Agreement. In the event of any record or document relating to the Agency or the operation of the Media being required by the law to be retained for tax or other purposes this Clause shall remain effective for such records or documents throughout the period of retention of the same.

8.	FORCE MAJEURE

In the event of force majeure or other causes due to the change or adjustment in the relevant policy of national or municipal or other relevant authorities affecting the flow of travelers or business environment within the Airport which prevents the continual implementation or performance of this Agreement the parties shall promptly enter into discussion and upon the production of relevant documentary proof of such event shall accordingly either alter the terms of this Agreement or cancel this Agreement either entirely or partially. Neither party hereto shall be liable to the other for any economic loss or legal liability arising from such alteration, cancellation or partial cancellation of this Agreement. Any payment which has been made paid by NCN (on behalf of Quo) in respect of the portion of the Agency right which shall have been so cancelled or reduced shall be refunded to NCN.

9.	RESOLUTION OF DISPUTE

(a)	This Agreement is made and shall be construed and interpreted and shall take effect under and in accordance with the law of the People’s Republic of China.

(b)
In the event of any dispute arising between the parties hereto in relation to this Agreement the parties should try to resolve the dispute through negotiation and if the dispute cannot be resolved in that manner then the matter shall be brought before the Court at the place of origin of the party making the claim and if both parties should have submitted their respective claims to the Court at their respective place of origin then the matter should be submitted to the Beijing Arbitration Commission for arbitration.

10.	OTHER TERMS

(a)	Each party hereto shall bear its own tax liability for any tax or levy arising in relation to this Agreement under the laws and regulations of the People’s Republic of China.

(b)	This Agreement shall take effect from the date on which all parties hereto have signed the same.

(c)	This Agreement is signed in two identical counterparts, each of the parties hereto shall retain one of the counterparts and all counterparts shall have the same legal effect.

(d)
All matters that have not been adequately provided for in the terms of this Agreement may be resloved by friendly negotiation between the parties hereto and upon the parties reaching consensus on such matter, may be put into a legal document as a supplement to these presents.  Supplementary agreements like that shall have legal effects equal to this Agreement.

THE SCHEDULE ABOVE REFERRED TO

/s/ Edmond Lee	/s/ Godfrey Hui
GUIDING MEDIA ADVERTISING LIMITED	NCN MEDIA SERVICES LIMITED

Date of Signing:	Date of Signing:
November 12, 2007	November 12, 2007

/s/ Zhang Li Na
SHANGHAI QUO ADVERTISING COMPANY LIMITED

Date of Signing:
November 12, 2007